Exhibit 99.1

              COLLECTORS UNIVERSE REPORTS RECORD LEVEL METRICS FOR
                         FISCAL YEAR ENDED JUNE 30, 2005

             23% INCREASE IN TOTAL UNITS AUTHENTICATED AND GRADED IN
                       FISCAL 2005 OVER PRIOR FISCAL YEAR

        NEWPORT BEACH, Calif., July 14 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today reported its unit performance metrics for fiscal year and fourth fiscal quarter ended June 30, 2005. The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, autographs, stamps, and paper currency, which comprise its principal authentication and grading markets. The Company's brands in those markets are:
Professional Coin Grading Service (PCGS) for coins; Professional Sports Authenticator (PSA) for sports cards; PSA/DNA Authentication Services (PSA/DNA) for autographs; Professional Stamp Experts (PSE) for stamps; and PCGS Currency for paper currency.

        Total Units
        Total units authenticated and graded in the fiscal year ended June 30, 2005 grew to an annual record of 2,860,000 units, an increase of 23% over the number of units authenticated and graded for the fiscal year ended June 30, 2004. Units authenticated and graded in the fourth quarter of fiscal 2005 increased by approximately 11% to 745,000 units, which was the second highest number of units authenticated and graded in any fiscal quarter in the Company's history. By comparison, the Company authenticated and graded 669,000 units in the quarter ended June 30, 2004.

        PCGS Units
        Coins authenticated and graded by PCGS in the fiscal year ended June 30, 2005, increased by approximately 35% to 1,670,000 units, which represented 58% of the aggregate number of units authenticated and graded during fiscal 2005. By comparison, coins authenticated and graded in fiscal 2004 totaled 1,241,000 units, or 53% of the aggregate number of units authenticated and graded during that fiscal year. For the fourth quarter of fiscal 2005, the number of coins authenticated and graded by PCGS increased by approximately 14% to 429,000 units, which represented 58% of the aggregate number of units authenticated and graded in that quarter. In the quarter ended June 30, 2004, PCGS authenticated and graded 377,000 coins, or 56% of the aggregate number of units authenticated and graded during that quarter.

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        PSA Units
        PSA units authenticated and graded grew by approximately 9% to 1,084,000, or 38% of the aggregate units authenticated and graded, in the fiscal year ended June 30, 2005, as compared to 998,000 units, or 43% of the aggregate number of units authenticated and graded, in fiscal 2004. For the quarter ended June 30, 2005, PSA units authenticated and graded increased 6% to 283,000 units, or 38% of the aggregate number of units authenticated and graded during that quarter. In the quarter ended June 30, 2004, PSA authenticated and graded a total of 268,000 units, which represented 40% of the aggregate number of units authenticated and graded in that quarter.

        PSA/DNA Units
        Units authenticated by PSA/DNA in the fiscal year ended June 30, 2005, increased by approximately 13% to 77,000 units, or 3% of the aggregate number of units authenticated and graded during fiscal 2005, from 68,000 units, or 3% of the aggregate number of units, in fiscal 2004. In the fourth quarter of fiscal 2005, PSA/DNA increased the number of units authenticated by approximately 15% to 23,000 units, which represented 3% of the aggregate number of units authenticated and graded in that quarter, from 20,000 PSA/DNA units, or 3% of the total number of units authenticated or graded, in the same quarter of 2004.

        PSE Units
        PSE units authenticated and graded in the fiscal year ended June 30 2005, grew by approximately 63% to 26,000 units, and represented 1% of the aggregate units authenticated and graded in that period. By comparison, in fiscal 2004 PSE authenticated and graded 16,000 units, which represented 1% of the aggregate number of units authenticated and graded in that year. For the fourth quarter of fiscal 2005, the PSE units authenticated and graded increased by approximately 75% to 7,000 units, which represented 1% of the aggregate number of units authenticated and graded in that quarter, as compared to 4,000 units, or 1% of aggregate number of units authenticated and graded, in the same quarter of fiscal 2004.

        PCGS Currency Units
        PCGS Currency, launched in March 2005, completed its first full fiscal quarter of operations in the quarter ended June 30, 2005, during which it authenticated and graded 3,000 units.

        Chief Executive Officer of Collectors Universe, Michael Haynes commented, "We are pleased to report the record year in fiscal 2005 in the number of units authenticated and graded and the related annual growth of 23% in the aggregate number of units authenticated and graded over the total number of units authenticated and graded in fiscal year 2004, which compares favorably with the growth of 16% in aggregate units during fiscal 2004 over fiscal 2003.

        During fiscal 2005, we implemented a number of initiatives to increase our unit volumes, such as First Strike(SM), a PCGS authentication and grading program for newly minted coins for the first calendar quarter of each year, which increased authentication and grading volume by 70,000 units; a PSA/DNA single-signed baseball grading program; and enhanced Set Registry(SM) coin and sports card programs. We also launched programs in fiscal 2005 that are in the early stages of development such as grading and authenticating paper currency, a Set Registry Kiosk(SM) program and expanded advertising on our websites (the revenues from which are included in our authentication and grading revenues). We also have a number of initiatives slated for fiscal 2006 which are designed to increase the number of units that we will be authenticating and grading in that year."

        "While we believe that units graded is a useful measure of our performance, it is important to recognize that increases or decreases in the number of units graded may not correlate proportionately to increases or decreases in revenues," continued Mr. Haynes. "It is also important to note that revenues are affected not only by the number, but also by the mix of units processed, the mix of services (in terms of "turn-around times") requested by customers and by average service fees per unit, among coins, sports cards and stamps. Generally, the prices for, and the revenues from, grading of collectible coins are higher than those for the grading of sports cards. In addition, prices for grading of collectible coins and sports cards vary depending on the "turn-around" time requested by our customers, with higher prices charged for faster turn-around times."

        About Collectors Universe
        Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps and paper currency. The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

        Forward Looking Information
        This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may." Our financial performance in the future may differ, possibly materially, from our current expectations as set forth in the forward-looking statements contained in this news release, due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to the following:

        * possible changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could cause a reduction in authentication and grading submissions and, therefore, also in the fees we are able to generate;

        * a lack of diversity in our sources of revenues and our dependence on collectible coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and income;

        * our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results;

        * increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services;

        * the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses;

        * the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses and reduce our overall profitability or cause us to incur losses;

        * the risk that we will not be successful in integrating into our operations any new businesses we might acquire or commence or that those businesses will not gain market acceptance or that our business expansion may result in a costly diversion of management time and resources and increase our operating expenses and, therefore, hurt our profitability.

        * the risk that we will not be able to deploy our cash resources on an efficient or expeditious basis, which could hurt the return on stockholders equity that we are able to generate.

        Additional information regarding these and other risks and uncertainties that could cause our future financial performance to differ from our current expectations is contained our Prospectus, dated February 16, 2005, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Prospectus dated February 16, 2005.

        Contacts:
        Mike Lewis                        Ingrid Shieh
        Chief Financial Officer           Investor Relations
        Collectors Universe               The Anne McBride Company, Inc.
        949-567-1375                      212-983-1702 x218
        Email: mlewis@collectors.com      Email: ishieh@annemcbride.com

SOURCE  Collectors Universe
        -0-                             07/14/2005
        /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe, +1-949-567-1375, mlewis@collectors.com; or Ingrid Shieh, Investor Relations, The Anne McBride Company, Inc., +1-212-983-1702, ext. 218, ishieh@annemcbride.com, for Collectors Universe/
        /Web site:  http://www.collectors.com /

_